UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

On March 8, 2016, Lear Corporation (the “Company”) elected Dr. Mary Lou Jepsen to the Board of Directors of the Company (the “Board”), effective immediately, for a term ending at the 2016 annual meeting of stockholders of the Company. Dr. Jepsen’s election expands the size of the Board to ten directors.

In connection with her election, the Board approved the payment to Dr. Jepsen of the monthly non-employee director cash retainer of $9,167 under the Company’s Outside Director Compensation Plan, commencing in March 2016. The Board also approved a pro-rata grant to Dr. Jepsen of shares of common stock of the Company having an aggregate grant date value of approximately $23,333, which equals 1/6 of the annual unrestricted stock retainer for non-employee directors under the Company’s Outside Director Compensation Plan.

A copy of the press release announcing Dr. Jepsen’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated March 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: March 9, 2016	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated March 9, 2016

4